Exhibit 10.1

2019 STOCK INCENTIVE PLAN OF

ACRIVON THERAPEUTICS, INC.

1. Purpose

The purpose of this 2019 Stock Incentive Plan (the “Plan”) of Acrivon Therapeutics, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, any joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”); provided, however, that such other business ventures shall be limited to entities that, where required by Section 409A of the Code, are eligible issuers of service recipient stock (as defined in Treas. Reg. Section 1.409A-l(b)(5)(iii)(E), or applicable successor regulations).

2. Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as such terms consultants and advisors are defined and interpreted for purposes of Rule 701 under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor rule)) are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” “Award” means Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), Restricted Stock Units (as defined in Section 7) and Other Stock-Based Awards (as defined in Section 8).

3. Administration and Delegation

(a) Administration by the Board. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (each, a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

4. Stock Available for Awards

(a) Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for up to 1,042,500 shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”). Any or all of the Awards issuable under the Plan may be in the form of Incentive Stock Options (as defined in Section 5(b)). If any Award is Terminated, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Further, shares of Common Stock tendered to the Company by a Participant to exercise an Award or to satisfy tax withholding obligations arising with respect to an Award shall be added to the number of shares of Common Stock available for the grant of Awards under the Plan. However, in the case of Incentive Stock Options, the two immediately preceding sentences shall be subject to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. As used herein, “Terminated” shall mean an award expired or is terminated, surrendered or canceled without having been fully exercised, is forfeited in whole or in part (including as the result of shares of Common Stock subject to such award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right), or results in any Common Stock not being issued.

(b) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.

5. Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Acrivon Therapeutics, Inc., any of Acrivon Therapeutics, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock ‘Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option and specify the exercise price in the applicable Option agreement. The exercise price shall be not less than 100% of the fair market value per share of Common Stock, as determined by (or in a manner approved by) the Board (“Fair Market Value”), on the date the Option is granted. “Fair Market Value” of a share of Common Stock for purposes of the Plan will be determined as follows:

(1) if the Common Stock is not publicly traded, the Board will determine the Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A, except as the Board may expressly determine otherwise;

(2) if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the date of grant; or

(3) if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices as reported by an authorized OTCBB market data vendor as listed on the OTCBB website (otcbb.com) on the date of grant.

For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Code Section 409A.

The Board has sole discretion to determine the Fair Market Value for purposes of the Plan, and all Awards are conditioned on the participants’ agreement that the Board’s determination is conclusive and binding even though others might make a different determination.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e) Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form of notice (which may be electronic) approved by the Company, together with payment in full (in a manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) when the Common Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except as may otherwise be provided in the applicable Option agreement or approved by the Board, in its sole discretion, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) when the Common Stock is registered under the Exchange Act and to the extent provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

6. Stock Appreciation Rights

(a) General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.

(b) Measurement Price: The Board shall establish the measurement, price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted.

(c) Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(d) Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.

7. Restricted Stock; Restricted Stock Units

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions for All Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends. Unless otherwise provided in the applicable Award agreement, any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Accrued Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Accrued Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock.

(2) Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to Participant’s Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by ·a Participant, “Designated Beneficiary” means the Participant’s estate.

(d) Additional Provisions Relating to Restricted Stock Units.

(1) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or (if so provided in the applicable Award agreement) an amount of cash equal to the Fair Market Value of one share of Common Stock. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Section 409A of the Code.

(2) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3) Dividend Equivalents. The Award agreement for Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participants, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, in each case to the extent provided in the applicable Award agreement.

8. Other Stock-Based Awards

(a) General. Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine.

(b) Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.

9. Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the number and class of securities and exercise price per share of each outstanding Option, (iii) the share and per-share provisions and the measurement price of each outstanding SAR, (iv) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (v) the share and per-share-related provisions and the purchase price, if any of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock.

(i) In connection with a Reorganization Event, the Board    may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the

Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in collection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b)(2), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

(ii) Notwithstanding the terms of Section 9(b)(2)(i), in the case of outstanding Restricted Stock Units that are subject to Section 409A of the Code: (i) if the applicable Restricted Stock Unit agreement provides that the Restricted Stock Units shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event’’, then no assumption or substitution shall be permitted pursuant to Section 9(b)(2)(i)(i) and the Restricted Stock Units shall instead be settled in accordance with the terms of the applicable Restricted Stock Unit agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 9(b)(2)(i) if the Reorganization Event constitutes a “change in. control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A of the Code; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the Restricted Stock Units pursuant to clause (i) of Section 9(b)(2)(i), then the unvested Restricted Stock Units shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

(iii) For purposes of Section 9(b)(2)(i)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3) Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

10. General Provisions Applicable to Awards.

(a) Transferability of Awards. Awards (or any interest in an Award, including, prior to exercise, any interest in shares of Common Stock issuable upon exercise of an Option or SAR) shall not be sold, assigned, transferred (including by establishing any short position, put equivalent position (as defined in Rule 16a-1 issued under the Exchange Act) or call equivalent position (as defined in Rule 16a-1 issued under the Exchange Act)), pledged, hypothecated or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, and, during the life of the Participant, shall be exercisable only by the Participant; except that Awards, other than Awards subject to Section 409A of the Code, may be transferred to family members (as defined in Rule 701(c)(3) under the Securities Act) through gifts or (other than Incentive Stock Options) domestic relations orders or to an executor or guardian upon the death or disability of the Participant. The Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall deliver to the Company a written instrument, as a condition to such transfer, in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 10(a) shall be deemed to restrict a transfer to the Company.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f) Amendment of Award.

(1) The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 9.

(2) The Board may, without stockholder approval, amend any outstanding Award granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Award. The Board may also, without stockholder approval, cancel any outstanding award (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled award.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

11. Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the expiration of 10 years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided that if at any time the approval of the Company’s stockholders is required as to any modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan.

(e) Authorization of Sub-Plans (including Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f) Compliance with Section 409A of the Code. Except as provided in individual Award agreements initially or by amendment, if and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with Participant’s employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures; by which determinations the Participant (through accepting the Award) agrees that the Participant is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

(g) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee, or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument such individual executes in such individual’s capacity as a director, officer, other employee, or agent of the Company. The Company will indemnify and hold harmless each director, officer, other employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(h) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the Commonwealth of Massachusetts.

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Effective Date: As Described on Carta

STOCK OPTION

Granted by Acrivon Therapeutics, Inc.

Under the

2019 Stock Incentive Plan

For valuable consideration, the receipt of which is hereby acknowledged, Acrivon Therapeutics, Inc., a Delaware corporation (hereinafter together with its subsidiaries, where the context permits, referred to as the “Company”), hereby grants to the Holder named in Schedule A attached hereto the stock option described herein (the “Option”). This Option is and shall be subject in every respect to the provisions of the Company’s 2019 Stock Incentive Plan, as amended from time to time (the “Plan”), which is incorporated herein by reference and made a part hereof. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan.

Section 1. Grant of Option. Subject to the terms and conditions hereinafter set forth, the Holder is hereby given the right and option to purchase from the Company shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”). Schedule A attached hereto and hereby incorporated herein sets forth, with respect to this Option, (i) its expiration date, (ii) its exercise price per share, (iii) the maximum number of shares that the Holder may purchase upon exercise hereof, (iv) the vesting schedule, and (v) whether this Option is intended to be treated as an Incentive Stock Option or a Nonstatutory Stock Option. It also sets forth applicable conditions that the Company may wish to incorporate herein. The right to purchase shares hereunder shall be cumulative.

Section 2. Exercise of Option. This Option may be exercised only to the extent it has vested pursuant to the terms of Schedule A. Purchase of any shares hereunder shall be made by delivery to the Company of a written notice of exercise signed by the Holder (or if any other individual or individuals are exercising this Option, by such individual or individuals) or other form of notice (including electronic notice) approved by the Board or its representative, specifying the number of shares with respect to which this Option is to be exercised and the address to which the certificate representing such shares is to be mailed, together with payment in full of the exercise price for the number of shares of Common Stock for which this Option is being exercised. Payment for shares of Common Stock purchased upon exercise of this Option shall be made by one or any combination of the following forms of payment:

(i) in cash, or by check payable to the order of the Company;

(ii) to the extent permitted by the Board, in its sole discretion, by (a) delivery of a promissory note of the Holder to the Company on terms determined by the Board, or (b) payment of such other lawful consideration as the Board may determine;

(iii) to the extent permitted by the Board, in its sole discretion, when the Common Stock is registered under the Exchange Act, by (a) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding, or (b) delivery by the Holder to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(iv) to the extent permitted by the Board, in its sole discretion, when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Holder valued at their Fair Market Value, provided (a) such method of payment is then permitted under applicable law, and (b) such Common Stock, if acquired directly from the Company, was acquired by the Holder at least six months prior to such delivery; or

(v) such other form of payment as the Board may approve, in its sole discretion.

Section 3. Conditions and Limitations. As a condition precedent to any exercise of this Option, the Holder (or if any other individual or individuals are exercising this Option, such individual or individuals) shall deliver to the Company an investment letter in form and substance satisfactory to the Company and its counsel which shall contain among other things a statement in writing to the following effects (to the extent then applicable): (i) that the Option is then being exercised for the account of the Holder and only with a view to investment in, and not for, in connection with or with a view to the disposition of, the shares with respect to which the Option is then being exercised; (ii) that the Holder acknowledges that the restrictions on transfer and other restrictions set forth in Section 9 hereof apply to such shares; (iii) that the Holder understands that the shares issued upon exercise of the Option constitute “restricted securities” pursuant to Rule 144 of the Securities and Exchange Commission (the “Commission”) and cannot be transferred or sold except upon compliance with the registration requirements of the Securities Act or an exemption thereunder; (iv) that the Holder understands that there is no assurance that such shares will ever be registered under the Securities Act and that the Company has no obligation to the Holder to do so; (v) that the Holder and Holder’s representatives have fully investigated the Company and the business and financial conditions concerning it and have knowledge of the Company’s then current corporate activities and financial condition; and (vi) that the Holder believes that the nature and amount of the shares being purchased are consistent with the Holder’s investment objectives, abilities and resources. The restrictions imposed by this Section and any investment representation made pursuant to this Section shall be inoperative upon the registration with the Commission of the stock subject to this Option or acquired through the exercise of this Option.

The Holder agrees, in connection with the initial underwritten public offering of the Common Stock pursuant to a registration statement under the Securities Act, (i) not to (a) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of Common Stock, whether any transaction described in clause (a) or (b) is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise, during the period beginning on the date of the filing of such registration statement with the Securities and Exchange Commission and ending 180 days from the date of the final prospectus relating to the offering (plus up to an additional 34 days to the extent requested by the managing underwriters for such offering in order to address FINRA Rule 2711(f) or NYSE Rule 472(f)(4) or any similar successor provision), and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering. The Company may impose stop-transfer instructions with respect to the shares of Common Stock or other securities subject to the foregoing restriction until the end of the “lock-up” period.

Section 4. Delivery of Shares. Within a reasonable time following the receipt by the Company of the written notice and payment of the Option price for the shares to be purchased thereunder and, if applicable, the investment letter referred to in Section 3, the Company will deliver or cause to be delivered to the Holder (or if any other individual or individuals are exercising this Option, to such individual or individuals) at the address specified pursuant to Section 2 hereof a certificate or certificates for the number of shares with respect to which the Option is then being exercised, registered in the name of the Holder (or the name or names of the individual or individuals exercising the Option, either alone or jointly with another person or persons with rights of survivorship, as the individual or individuals exercising the Option shall prescribe in writing to the Company); provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent shall have deposited such certificate or certificates in the United States mail, addressed to the Holder (or such individual or individuals) at the address so specified; and provided further that if any law, regulation or order of the Commission or other body having jurisdiction in the premises shall require the Company or the Holder (or the individual or individuals exercising this Option) to take any action in connection with the sale of the shares then being purchased, then, subject to the other provisions of this paragraph, the date on which such sale shall be deemed to have occurred and the date for the delivery of the certificates for such shares shall be extended for the period necessary to take and complete such action, it being understood that the Company shall have no obligation to take and complete any such action.

Section 5. Adjustments Upon Changes in Capitalization. The existence of this Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

If the Company shall effect any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, then the number, class, and per share price of shares of stock subject to this Option shall be adjusted in the manner described in Section 9(a) of the Plan.

Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares of obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to this Option.

Section 6. Effect of Certain Transactions. In the event of a Reorganization Event, the terms of this Option are subject to the provisions of Section 9(b) of the Plan.

Section 7. Rights of Holder. No person shall, by virtue of the granting of this Option to the Holder, be deemed to be a holder of any shares purchasable under this Option or to be entitled to the rights or privileges of a holder of such shares unless and until this Option has been exercised with respect to such shares and they have been issued pursuant to that exercise of this Option.

The granting of this Option shall not impose upon the Company any obligations to employ or retain the services of, or to continue to employ or retain the services of, the Holder; and the right of the Company to terminate the employment or services of the Holder shall not be diminished or affected by reason of the fact that this Option has been granted to the Holder.

Nothing herein contained shall impose any obligation upon the Holder to exercise this Option.

If this Option is designated as an Incentive Stock Option, the Company nevertheless makes no representation as to the tax treatment to the Holder upon receipt or exercise of this Option or sale or other disposition of the shares covered by this Option.

At all times while any portion of this Option is outstanding, the Company shall: reserve and keep available, out of shares of its authorized and unissued stock or reacquired shares, a sufficient number of shares of its Common Stock to satisfy the requirements of this Option; comply with the terms of this Option promptly upon exercise of the Option rights; and pay all fees or expenses necessarily incurred by the Company in connection with the issuance and delivery of shares pursuant to the exercise of this Option.

Section 8. Transfer and Termination. This Option may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered by the Holder, either voluntarily, involuntarily, or by operation of law, except as expressly permitted by Section 10(a) of the Plan. During the Holder’s lifetime, this Option shall be exercisable only by the Holder.

If this Option is designated as an Incentive Stock Option, it may not be exercised unless, at the time of such exercise, the Holder is, and has continuously since the date of grant of this Option been, employed by the Company, except that:

(i) this Option may be exercised within the period of ninety (90) days after the date the Holder’s employment with the Company terminates other than for death, disability or Cause;

(ii) if the Holder dies while in the employ of the Company, this Option may be exercised by the Designated Beneficiary within the period of one year after the date of death;

(iii) if the Holder becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while in the employ of the Company, this Option may be exercised within the period of one year after the date the Holder ceases to be such an employee because of such disability; and

(iv) if the Holder’s employment with the Company is terminated by the Company for Cause (as defined below), the right to exercise this Option shall terminate immediately upon the effective date of such termination. If the Holder is party to an offer letter or employment, consulting or severance agreement with the Company that contains a definition of “cause” for termination of employment or other relationship, “Cause” shall have the meaning ascribed to such term in such agreement. Otherwise, “Cause” shall mean willful misconduct by the Holder or willful failure by the Holder to perform his or her responsibilities to the Company (including, without limitation, breach by the Holder of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Holder and the Company), as determined by the Company, which determination shall be conclusive. The Holder shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Holder’s resignation, that discharge for cause was warranted.

provided, however, that in no event may this Option be exercised after the expiration date specified on Schedule A.

If this Option is designated as a Nonstatutory Stock Option, it shall be subject to the foregoing provisions of this Section 8 as if it were an Incentive Stock Option, but a Nonstatutory Stock Option may also be exercised so long as the Holder maintains a relationship with the Company as a director, consultant or advisor.

Section 9. Restriction on Transfer and Drag-Along.

(a) Restriction on Transfer. The Holder may not sell, assign or otherwise transfer any of the shares issued upon the exercise of this Option, except (i) upon the Holder’s death, pursuant to laws of descent and distribution, or (ii) pursuant to a valid domestic relations order. Shares that are so transferred shall remain subject to the restrictions set forth in this Section 9.

No sale, assignment, pledge or transfer of any of the shares covered by this Option in violation of this Section 9 shall be effective or given effect on the books of the Company, and the Company may inscribe on any certificate representing any of such shares a legend referring to the provisions of this Section. In addition to any other legal or equitable remedies which it may have, the Company may enforce its rights by actions for specific performance (to the extent permitted by law) and may refuse to recognize any transferee as one of its stockholders for any purpose, including, without limitation, for purposes of dividend and voting rights, until all applicable provisions hereof have been complied with.

(b) Drag-Along. If Board approves (x) a Change in Control (as defined below) or (y) the reincorporation of the Company into another jurisdiction or the reorganization of the Company into a holding company structure with the Company being the wholly-owned subsidiary of a newly formed parent entity which will have the same capital structure as the Company and which would be owned by the holders of capital stock of the Company in the same proportion as such holders own the capital stock of the Company (a “Reorganization Transaction”), (1) the Holder shall, subject to the conditions set forth below, consent to, vote for, and raise no objections against, and waive dissenters and appraisal rights (if any) with respect to, the Change in Control or Reorganization Transaction, as the case may be, and (2) if the Change in Control is structured as a sale of stock, the Holder will agree to sell all of the shares issued upon the exercise of this Option on the terms and conditions approved by the Board. The Holder will take all necessary and desirable actions in connection with the consummation of a Change in Control or Reorganization Transaction, as the case may be.

For purposes of this Option, a “Change in Control” shall mean either of the following, whether accomplished through one or a series of related transactions: (i) the sale, lease, exchange or other transfer (in one transaction or a related series of transactions) of all or substantially all of the Company’s and its subsidiaries’ assets on a consolidated basis to an unrelated person or entity, or (ii) an acquisition of the Company by consolidation, merger, share purchase or share exchange, or other reorganization or transaction in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than 50% of the voting power of the corporation or other entity surviving such transaction (excluding a transaction effected primarily for capital raising purposes, as determined by the Board).

The obligations of the Holder with respect to a Change in Control are subject to the satisfaction of the conditions that: (A) the proceeds of the Change in Control are applied in accordance with the Company’s Certificate of Incorporation in effect from time to time; (B) the Holder shall receive the same proportion of the aggregate consideration from such Change in Control that the Holder would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company’s Certificate of Incorporation as in effect immediately prior to such Change in Control and no holder of any shares of capital stock of the Company shall receive any consideration of any kind from the purchaser or any of its affiliates other than such proportionate consideration (except in respect of such holder’s employment with the Company and other matters personal to such holder); (C) upon the consummation of the Change in Control all of the holders of the Company’s Common Stock will receive the same form and amount of consideration per share of Common Stock; (D) if any holder of Common Stock or another class or series of capital stock of the Company is given an option as to the form and amount of consideration to be received, all holders of the same class or series of stock will be given the same option; and (E) the terms of sale shall not include any indemnification, guaranty or similar undertaking by the Holder (other than undertakings of the Company’s officers or any other employees of the Company in respect of continued employment or other undertakings personal to the Holder) that is not made or given pro rata with other stockholders on the basis of share ownership.

(c) Shares. For purposes of this Section 9, the term “shares” shall mean any and all new, substituted or additional securities or other property issued to the Holder, by reason of his ownership of Common Stock pursuant to the exercise of this Option, in connection with any stock dividend, liquidating dividend, stock split or other change in the character or amount of any of the outstanding securities of the Company, or any consolidation, merger or sale of all or substantially all of the assets of the Company.

(d) Legends. Any certificate representing shares of stock subject to the provisions of this Section 9 may have endorsed thereon one or more legends, substantially as follows:

(i) “Any disposition of any interest in the securities represented by this certificate is subject to restrictions, and the securities represented by this certificate are subject to certain required sale provisions, contained in an Option Agreement between the original purchaser of the securities and the Company, a copy of which will be mailed to any holder of this certificate without charge upon receipt by the Company of a written request therefor.”

(ii) “The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any state and may not be pledged, hypothecated, sold or otherwise transferred except upon such registration or upon receipt by the Company of an opinion of counsel satisfactory to the Company, in form and substance satisfactory to the Company, that such registration is not required.”

The restrictions imposed by this Section 9 shall terminate in all respects upon the effective date of a registration statement under the Securities Act covering the Company’s Common Stock.

Section 10. Notice. Any notice to be given to the Company hereunder shall be deemed sufficient if addressed to the Company and delivered in writing to the office of the Company, Acrivon Therapeutics, Inc., Lab Central, 700 North Main Street, Cambridge, MA 02139, attention of the President, or such other address as the Company may hereafter designate.

Any notice to be given to the Holder hereunder shall be deemed sufficient if addressed to and delivered to the Holder at his address furnished to the Company or when deposited in the mail, postage prepaid, addressed to the Holder at such address.

Section 11. Notification of Disqualifying Disposition. If this Option is designated as an Incentive Stock Option, the Holder shall notify the Company in writing immediately after making a Disqualifying Disposition of any shares of Common Stock received pursuant to the exercise of this Option. The Holder also agrees to provide the Company with any information that the Company shall request concerning any such Disqualifying Disposition.

A “Disqualifying Disposition” shall have the meaning specified in Sections 421(b) and 424(c) of Code or any successor provision; as of the date of grant of this Option a Disqualifying Disposition is any disposition (including any sale) of such shares before the later of (a) the second anniversary of the date of grant of this Option and (b) the first anniversary of the date on which the Holder acquired such shares by exercising this Option, provided that such holding period requirements terminate upon the death of the Holder.

Section 12. Government and Other Regulations; Governing Law. This Option is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Holder agrees that he will not exercise the Option granted hereby nor will the Company be obligated to issue any shares of stock hereunder if the exercise thereof or the issuance of such shares, as the case may be, would constitute a violation by the Holder or the Company of any such law, regulation or order or any provision thereof. The Company shall not be obligated to take any affirmative action in order to cause the exercise of this Option or the issuance of shares pursuant hereto to comply with any such law, regulation, order or provision.

The Holder hereby acknowledged that this Option is subject to all the terms and provisions of the Plan and agrees that (a) in the event of any conflict between the terms hereof and those of the Plan, the latter shall prevail, and (b) all decisions under and interpretations of the Plan by the Board shall be final, binding and conclusive upon the Holder and his heirs and legal representatives.

This Option shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to any applicable conflict of law principles.

Section 13. Effective Date. This Option shall be effective on the Effective Date set forth on page 1 hereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Option, or caused this Option to be executed, as of the Effective Date.

ACRIVON THERAPEUTICS, INC.

By:

Acknowledged and accepted:

Holder

SCHEDULE A

Acrivon Therapeutics, Inc.

Stock Option Granted Under the

2019 Stock Incentive Plan

1.	Name of Holder: As Described on Carta

2.	Vesting Start Date: As Described on Carta

3.	Maximum Number of shares for

which this Option is exercisable: As Described on Carta

4.	Exercise (purchase) price per share: As Described on Carta

5.	Expiration Date of Option: As Described on Carta

6.	Vesting Schedule: As Described on Carta

7.	Type of Grant: ☐ Incentive Stock Option[1] ☐ Nonstatutory Stock Option

8.

All shares purchased upon exercise of this Option are subject to the restrictions on transfer and other restrictions as set forth in Section 9 of the Option, to the lockup agreement set forth in Section 3 of the Option and to the other terms of the Option and Plan.

* * *

[1]

If this is an Incentive Stock Option, it (plus the Holder’s other outstanding incentive stock options) cannot be first exercisable for more than $100,000 in any calendar year. Any excess over $100,000 is a Nonstatutory Stock Option.

NOTICE OF STOCK OPTION EXERCISE

[DATE]1

Acrivon Therapeutics, Inc.

Arsenal Way

Suite 100

Watertown, MA 02472

Attention: Secretary

Dear Sir or Madam:

I am the holder of an [Incentive Stock Option]/[Non-Qualified stock Option] granted to me under the Acrivon Therapeutics, Inc.(the “Company”) 2019 Stock Incentive Plan on[                 ]2 for the purchase of [                 ]3 shares of Common Stock of the Company at a purchase price of $[                 ]4 per share.

I hereby exercise my option to purchase [                 ]5 shares of Common Stock (the “Shares”), for which I have enclosed [                 ]6 6 in the amount of [                 ]7. Please register my stock certificate as follows:

Name(s):	[8]

Address:

I represent, warrant and covenant as follows:

[1]	Enter date of exercise.
[2]	Enter the date of grant.
[3]	Enter the total number of shares of Common Stock for which the option was granted.
[4]	Enter the option exercise price per share of Common Stock.
[5]	Enter the number of shares of Common Stock to be purchased upon exercise of all or part of the option.
[6]	Enter “cash”, “personal check” or if permitted by the option or Plan, “stock certificates No. XXXX and XXXX”.
[7]

Enter the dollar amount (price per share of Common Stock times the number of shares of Common Stock to be purchased), or the number of shares tendered. Fair market value of shares tendered, together with cash or check, must cover the purchase price of the shares issued upon exercise.

[8]

Enter name(s) to appear on stock certificate in one of the following formats: (a) your name only (i.e., John Doe); (b) your name and other name (i.e., John Doe and Jane Doe, Joint Tenants with Right to Survivorship); or for Nonstatutory Stock Options only, (c) a child’s name, with you as custodian (i.e. Jane Doe, Custodian for Tommy Doe). Note: There may be income and/or gift tax consequences for registering shares in a child’s name.

1. I am purchasing the Shares for my own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933 (the “Securities Act”), or any rule or regulation under the Securities Act.

2. I have had such opportunity as I have deemed adequate to obtain from representatives of the Company such information as is necessary to permit me to evaluate the merits and risks of my investment in the Company.

3. I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

4. I can afford a complete loss of the value of the Shares and am able to bear the economic risk of holding such Shares for an indefinite period.

5. I understand that (i) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act, (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 will not be available for at least one year and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act.

Very truly yours,

[Name]